UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2026

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	NSP	New York Stock Exchange
NYSE Texas

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On February 10, 2026, Insperity, Inc. issued a press release announcing the company’s financial and operating results for the quarter and year ended December 31, 2025. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference. The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.05. Costs Associated with Exit or Disposal Activities.
On February 10, 2026, we announced an internal reorganization designed to improve the efficiency and align our workforce with our key areas of focus (the “Realignment Plan”). These actions are expected to result in the elimination of approximately 4% of our non-sales positions. We expect to continue disciplined hiring in sales and other key positions.
We currently estimate that we will incur one-time charges of approximately $9 million in connection with the Realignment Plan, consisting primarily of cash expenditures for severance payments, employee benefits, and related costs.
We expect that the majority of the charges will be incurred in the first quarter of 2026 and that the execution of the Realignment Plan will be substantially complete before the end of the first quarter of 2026. We intend to exclude the charges associated with the Realignment Plan from our non-GAAP financial measures.
The charges that we expect to incur are subject to a number of assumptions, including requirements in applicable states jurisdictions, and actual expenses may differ from the estimates disclosed above. We may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the Realignment Plan.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

99.1	—	Press release regarding financial and operating results issued by Insperity, Inc. on February 10, 2026.
104		Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:	/s/ Christian P. Callens
Christian P. Callens
Senior Vice President of Legal, General Counsel & Secretary

Date: February 10, 2026